UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 21, 2025

SAN JUAN BASIN ROYALTY TRUST

(Exact name of Registrant as Specified in Its Charter)

Texas	001-08032	75-6279898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company, Trustee 3838 Oak Lawn Ave. Suite 1720 Dallas, Texas 75219
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (855) 588-7839

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	SJT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 21, 2025, the San Juan Basin Royalty Trust (the "Trust") entered into a promissory note (the “Note”) to establish a line of credit in the amount of $2,000,000 with Texas Bank, together with a mortgage to secure that Note. The line of credit is intended to cover the Trust’s administrative expenses until the Trust receives royalty income in amounts sufficient to (a) repay the balance of excess production costs accrued as a result of Hilcorp San Juan L.P.’s drilling of two new horizonal wells in 2024, (b) replenish a reserve in the amount of $2,000,000, and (c) repay the principal due under the Note, after which time, the Trust will resume distributions of the net profits income to the holders of the Trust’s units of beneficial interest.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 is incorporated herein. The Note is a revolving line of credit. Advances may be requested and repaid from time to time until maturity on May 21, 2027, but may not exceed a total of $2,000,000. Interest only shall be due monthly beginning on June 21, 2025, at the prime rate plus 1.00%, but no less than 6.50%. In the event of a default under the Note or any other loan agreement, the interest rate will increase by 5.00%. The Note may be prepaid at any time without penalty. Events of default under the Note include the following: a payment default, other defaults under the Note or related loan agreements, default under other agreements that materially affect the ability to pay the Note, false statements, dissolution or insolvency of the Trust, a material adverse change in the financial condition of the borrower, and a change in the trustee of the Trust. Upon the occurrence of an event of default, the lender may accelerate the Note, refuse additional advances, foreclose liens securing payment of the Note, and pursue any other remedies available to the lender.

The Note is secured by a mortgage covering all assets of the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	ARGENT TRUST COMPANY, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

Date:	May 28, 2025	By:	/S/ NANCY WILLIS
Nancy Willis Director of Royalty Trust Services